FORM OF CLASS B PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1

     OF

     EXETER FUND, INC.


      WHEREAS, EXETER FUND, INC. (THE "FUND") INTENDS TO ENGAGE IN BUSINESS AS AN OPEN-END MANAGEMENT INVESTMENT COMPANY AND IS REGISTERED AS SUCH UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT");

         WHEREAS, THE FUND DESIRES TO ADOPT A PLAN OF DISTRIBUTION PURSUANT TO RULE 12B-1 UNDER THE ACT (THE "PLAN") WITH RESPECT TO SHARES OF ITS COMMON
STOCK, PAR VALUE $.01 PER SHARE, THAT ARE CLASSIFIED AND ALLOCATED (THE "SHARES") TO ITS CLASS B SHARES (THE "CLASS"), AND SUCH OTHER SERIES OF THE FUND AS MAY ADD SUCH CLASS B SHARES AND LISTED ON APPENDIX A ATTACHED HERETO;

     WHEREAS, THE BOARD OF DIRECTORS HAS DETERMINED THAT THERE IS A REASONABLE LIKELIHOOD THAT ADOPTION OF THE PLAN WILL BENEFIT THE FUND AND ITS SHAREHOLDERS;

       WHEREAS, THE FUND INTENDS TO EMPLOY MANNING & NAPIER INVESTOR SERVICES, INC. (AS DISTRIBUTOR OF THE SHARES; AND

         WHEREAS, THE FUND AND THE DISTRIBUTOR INTEND TO ENTER INTO A SEPARATE DISTRIBUTION AGREEMENT WITH THE FUND FOR SHARES, PURSUANT TO WHICH THE FUND WILL EMPLOY THE DISTRIBUTOR AS DISTRIBUTOR FOR THE CONTINUOUS OFFERING OF SHARES;

          NOW, THEREFORE, THE DIRECTORS OF THE FUND HAVE ADOPTED, AND THE DISTRIBUTOR HEREBY AGREES TO THE TERMS OF, THE PLAN WITH RESPECT TO THE CLASS IN ACCORDANCE WITH RULE 12B-1 UNDER THE ACT ON THE FOLLOWING TERMS AND
CONDITIONS:

      1.     THE PLAN.  THIS PLAN IS A WRITTEN PLAN AS DESCRIBED IN RULE 12B-1
(THE  UNDER  THE  1940  ACT.   OTHER CAPITALIZED TERMS HEREIN HAVE THE MEANING
GIVEN TO THEM IN THE FUNDPROSPECTUS.

     2.     PAYMENTS AUTHORIZED.

         (A) MNIS IS AUTHORIZED, PURSUANT TO THIS PLAN, TO ACCEPT PAYMENTS MADE TO IT AND TO MAKE PAYMENTS ON BEHALF OF THE FUND TO ANY SHAREHOLDER SERVICING AGENT WITH WHICH IT HAS ENTERED INTO A SHAREHOLDER SERVICING AGREEMENT OR TO ANY PARTICIPATING BROKER/DEALER WITH WHICH IT HAS ENTERED INTO A BROKER AGREEMENT.
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        (B)     THE FUND WILL PAY MNIS AN ANNUAL FEE, CALCULATED ON AN AVERAGE
DAILY NET BASIS AND PAID MONTHLY, FOR EACH CLASS B SHARE OF EACH SERIES OF THE FUND AT THE ANNUAL RATE SPECIFIED ON APPENDIX A DETAILED HERETO, FOR SERVICES
AS  DISTRIBUTOR  OF  THE  SHARES.    SUCH  AMOUNT  MAY BE SPENT BY MNIS ON ANY
ACTIVITIES OR EXPENSES PRIMARILY INTENDED TO RESULT IN THE SALE OF SHARES, INCLUDING, BUT NOT LIMITED TO: (I) COMPENSATION TO AND EXPENSES, INCLUDING OVERHEAD AND TELEPHONE EXPENSES, OF EMPLOYEES OF THE DISTRIBUTOR WHO ENGAGE IN OR SUPPORT DISTRIBUTION OF THE SHARES; (II) PRINTING OF PROSPECTUSES AND REPORTS FOR OTHER THAN EXISTING STOCKHOLDERS;
(III) PREPARATION, PRINTING AND DISTRIBUTION OF SALES LITERATURE AND ADVERTISING MATERIALS; AND
(IV)  COMPENSATION TO BROKER/DEALERS AND SHAREHOLDER SERVICING AGENTS WHO SELL
SHARES.    MNIS  MAY  NEGOTIATE  WITH  ANY  SUCH BROKER/DEALER AND OTHER THIRD
PARTIES THE SERVICES TO BE PROVIDED BY THE BROKER/DEALER TO SHAREHOLDERS IN CONNECTION WITH THE SALE OF SHARES, AND ALL OR ANY PORTION OF THE COMPENSATION PAID TO MNIS UNDER THIS PARAGRAPH MAY BE REALLOCATED BY MNIS TO BROKER/DEALERS WHO SELL SHARES.

     3.     SHAREHOLDER SERVICE FEE.

          (A) THE FUND IS AUTHORIZED TO PAY MNIS AN ANNUAL FEE THAT IS CALCULATED DAILY AND PAID MONTHLY FOR SHAREHOLDER SERVICES PROVIDED TO SHAREHOLDERS OF THE CLASS DESCRIBED ON APPENDIX A, AT AN ANNUAL RATE OF UP TO
 .25% OF THE AVERAGE DAILY NET ASSETS OF THE CLASS.

     (B) IN ADDITION TO THE DISTRIBUTION SERVICES SET FORTH IN PARAGRAPH 2 ABOVE, MNIS WILL PROVIDE SHAREHOLDER SERVICES TO ACCOUNTS OF THE CLASS, INCLUDING, BUT NOT LIMITED TO, THE FOLLOWING: (I) TELEPHONE SERVICE TO STOCKHOLDERS, INCLUDING THE ACCEPTANCE OF TELEPHONE INQUIRIES AND TRANSACTION REQUESTS; ACCEPTANCE AND PROCESSING OF WRITTEN CORRESPONDENCE, NEW ACCOUNT APPLICATIONS AND SUBSEQUENT PURCHASES BY CHECK; (II) MAILING OF CONFIRMATIONS, STATEMENTS AND TAX FORMS DIRECTLY TO STOCKHOLDERS; AND (III) ACCEPTANCE OF PAYMENT FOR TRADES BY CHECK, FEDERAL RESERVE WIRE OR AUTOMATED CLEARING HOUSE PAYMENT. IN ADDITION, MNIS SHALL PERFORM OR SUPERVISE THE PERFORMANCE BY OTHERS OF OTHER SHAREHOLDER SERVICES IN CONNECTION WITH THE OPERATIONS OF THE CLASS, AS AGREED FROM TIME TO TIME.

        4. THIS PLAN SHALL NOT TAKE EFFECT UNTIL IT HAS BEEN APPROVED BY A VOTE OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES (AS DEFINED IN THE ACT).

        5. IN ADDITION TO THE APPROVAL REQUIRED BY PARAGRAPH 4 ABOVE, THIS PLAN SHALL NOT TAKE EFFECT UNTIL IT HAS BEEN APPROVED, TOGETHER WITH ANY RELATED AGREEMENTS, BY VOTES OF A MAJORITY OF BOTH (A) THE BOARD OF DIRECTORS OF THE FUND AND (B) THOSE DIRECTORS OF THE FUND WHO ARE NOT "INTERESTED PERSONS" OF THE FUND (AS DEFINED IN THE ACT) AND HAVE NO DIRECT OR INDIRECT FINANCIAL INTEREST IN THE OPERATION OF THIS PLAN OR ANY AGREEMENTS RELATED TO IT (THE "RULE 12B-1 DIRECTORS"), CAST IN PERSON AT A MEETING (OR MEETINGS) CALLED FOR THE PURPOSE OF VOTING ON THIS PLAN AND SUCH RELATED AGREEMENTS.
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     6.     THIS PLAN SHALL BE ADOPTED FOR THE CLASS EFFECTIVE ON THE DATE THE
CLASS  COMMENCES  OPERATION.   THIS PLAN SHALL CONTINUE IN EFFECT FOR ONE YEAR
FROM THE DATE OF ITS ADOPTION AND THEREAFTER, THE PLAN SHALL CONTINUE IN EFFECT FOR SO LONG AS SUCH CONTINUANCE IS SPECIFICALLY APPROVED AT LEAST ANNUALLY IN THE MANNER PROVIDED FOR APPROVAL OF THIS PLAN IN PARAGRAPH 5.

       7. MNIS SHALL PROVIDE TO THE BOARD OF DIRECTORS OF THE FUND AND THE BOARD OF DIRECTORS SHALL REVIEW, AT LEAST QUARTERLY, A WRITTEN REPORT OF THE AMOUNTS EXPENDED PURSUANT TO THIS PLAN AND THE PURPOSES FOR WHICH SUCH EXPENDITURES WERE MADE, INCLUDING COMMISSIONS, ADVERTISING, PRINTING, INTEREST, CARRYING CHARGES AND ALLOCATED OVERHEAD EXPENSES.

       8. THIS PLAN MAY BE TERMINATED AT ANY TIME BY VOTE OF A MAJORITY OF THE RULE 12B-1 DIRECTORS, OR BY A VOTE OF A MAJORITY OF THE OUTSTANDING SHARES.

      9. THIS PLAN MAY NOT BE AMENDED TO INCREASE MATERIALLY THE AMOUNT OF COMPENSATION PROVIDED FOR IN PARAGRAPH 2 HEREOF UNLESS SUCH AMENDMENT IS APPROVED IN THE MANNER PROVIDED FOR INITIAL APPROVAL IN PARAGRAPH 4 HEREOF, AND NO MATERIAL AMENDMENT TO THE PLAN OF ANY KIND, INCLUDING AN AMENDMENT WHICH WOULD INCREASE MATERIALLY THE AMOUNT OF SUCH COMPENSATION, SHALL BE MADE UNLESS APPROVED IN THE MANNER PROVIDED FOR APPROVAL AND ANNUAL RENEWAL IN PARAGRAPHS 5 AND 6 HEREOF.

         10. WHILE THIS PLAN IS IN EFFECT, THE SELECTION AND NOMINATION OF DIRECTORS WHO ARE NOT INTERESTED PERSONS (AS DEFINED IN THE ACT) OF THE FUND SHALL BE COMMITTED TO THE DISCRETION OF THE THEN CURRENT DIRECTORS WHO ARE NOT INTERESTED PERSONS (AS DEFINED IN THE ACT) OF THE FUND.

          11. THE FUND SHALL PRESERVE COPIES OF THIS PLAN AND ANY RELATED AGREEMENTS AND ALL REPORTS MADE PURSUANT TO PARAGRAPH 7 HEREOF FOR A PERIOD OF NOT LESS THAN SIX YEARS FROM THE DATE OF THIS PLAN, SUCH AGREEMENTS OR SUCH REPORTS, AS THE CASE MAY BE, TO BE KEPT FOR THE FIRST TWO YEARS IN AN EASILY ACCESSIBLE PLACE.

     APPENDIX A




SUBJECT TO ANY LIMITATIONS IMPOSED BY RULE 2830 OF THE NASD'S CONDUCT RULES, MNIS SHALL RECEIVE RULE 12B-1 FEES, WHICH SHALL BE PAID ON A MONTHLY BASIS. THESE FEES WILL BE CALCULATED BASED ON A MAXIMUM ANNUAL RATE AS SET FORTH BELOW, AS APPLIED TO THE AVERAGE DAILY NET ASSETS OF THE RESPECTIVE SERIES.

SERIES                              CLASS OF SHARES                    FEE

SMALL CAP SERIES                         B                         75BP
WORLD OPPORTUNITIES SERIES                    B                         75BP
BLENDED ASSET SERIES I                    B                         75BP
BLENDED ASSET SERIES II                    B                         75BP
MAXIMUM HORIZON SERIES                    B                         75BP
DEFENSIVE SERIES                         B                         75BP
FLEXIBLE YIELD SERIES I                    B                         75BP
FLEXIBLE YIELD SERIES II                    B                         75BP
FLEXIBLE YIELD SERIES III                    B                         75BP
TAX MANAGED SERIES                         B                         75BP

                                  APPENDIX A




SUBJECT TO ANY LIMITATIONS IMPOSED BY RULE 2830 OF THE NASD'S CONDUCT RULES, MNIS SHALL RECEIVE RULE 12B-1 FEES, WHICH SHALL BE PAID ON A MONTHLY BASIS. THESE FEES WILL BE CALCULATED BASED ON A MAXIMUM ANNUAL RATE AS SET FORTH BELOW, AS APPLIED TO THE AVERAGE DAILY NET ASSETS OF THE RESPECTIVE SERIES.



SERIES                              CLASS OF SHARES                    FEE

SMALL CAP SERIES                         C                         75BP
WORLD OPPORTUNITIES SERIES                    C                         75BP
BLENDED ASSET SERIES I                    C                         75BP
BLENDED ASSET SERIES II                    C                         75BP
MAXIMUM HORIZON SERIES                    C                         75BP
DEFENSIVE SERIES                         C                         75BP
FLEXIBLE YIELD SERIES I                    C                         75BP
FLEXIBLE YIELD SERIES II                    C                         75BP
FLEXIBLE YIELD SERIES III                    C                         75BP
TAX MANAGED SERIES

                                  APPENDIX A



SUBJECT TO ANY LIMITATIONS IMPOSED BY RULE 2830 OF THE NASD'S CONDUCT RULES, MNIS SHALL RECEIVE RULE 12B-1 FEES, WHICH SHALL BE PAID ON A MONTHLY BASIS. THESE FEES WILL BE CALCULATED BASED ON A MAXIMUM ANNUAL RATE AS SET FORTH BELOW, AS APPLIED TO THE AVERAGE DAILY NET ASSETS OF THE RESPECTIVE SERIES.



SERIES                              CLASS OF SHARES                    FEE

SMALL CAP SERIES                         D                         50BP
WORLD OPPORTUNITIES SERIES                    D                         50BP
BLENDED ASSET SERIES I                    D                         50BP
BLENDED ASSET SERIES II                    D                         50BP
MAXIMUM HORIZON SERIES                    D                         50BP
DEFENSIVE SERIES                         D                         50BP
FLEXIBLE YIELD SERIES I                    D                         50BP
FLEXIBLE YIELD SERIES II                    D                         50BP
FLEXIBLE YIELD SERIES III                    D                         50BP
TAX MANAGED SERIES                         D                         50BP

                                  APPENDIX A




SUBJECT TO ANY LIMITATIONS IMPOSED BY RULE 2830 OF THE NASD'S CONDUCT RULES, MNIS SHALL RECEIVE RULE 12B-1 FEES, WHICH SHALL BE PAID ON A MONTHLY BASIS. THESE FEES WILL BE CALCULATED BASED ON A MAXIMUM ANNUAL RATE AS SET FORTH BELOW, AS APPLIED TO THE AVERAGE DAILY NET ASSETS OF THE RESPECTIVE SERIES.



SERIES                              CLASS OF SHARES                    FEE

SMALL CAP SERIES                         E                         25BP
WORLD OPPORTUNITIES SERIES                    E                         25BP
BLENDED ASSET SERIES I                    E                         25BP
BLENDED ASSET SERIES II                    E                         25BP
MAXIMUM HORIZON SERIES                    E                         25BP
DEFENSIVE SERIES                         E                         25BP
FLEXIBLE YIELD SERIES I                    E                         25BP
FLEXIBLE YIELD SERIES II                    E                         25BP
FLEXIBLE YIELD SERIES III                    E                         25BP
TAX MANAGED SERIES                         E                         25BP
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